Exhibit 99

Journal Communications Reports First Quarter 2009 Results

MILWAUKEE--(BUSINESS WIRE)--April 22, 2009--Journal Communications, Inc. (NYSE:JRN) today announced results for its first quarter ended March 29, 2009.

“The difficult economic environment and continuation of reduced advertising spending across all of our local markets impacted our revenue in the first quarter,” said Steven J. Smith, chairman and chief executive officer of Journal Communications. “Publishing revenue was down 20.7% and broadcasting revenue was down 20.5% in the quarter. We continue to be focused on finding additional efficiencies in our businesses, as well as driving revenue initiatives. We anticipate that the economic challenges we are facing today will persist into the second quarter and throughout 2009; therefore, initiatives like our 6% across-the-board compensation reductions are difficult but necessary measures.

“We reduced total operating expense by over $14 million in the quarter. We also used the cash generated by our businesses to pay down debt. Total outstanding debt is down by approximately $15 million compared to 2008 year end.

“Despite this challenging environment, I remain very proud of the quality work being generated by my Journal colleagues. Even with reduced resources, our teams continue to serve communities, produce exceptional products and generate excellent results for our customers.”

First Quarter 2009 Results

Note that unless otherwise indicated, all comparisons are to the first quarter ended March 30, 2008.

For the first quarter, revenue of $106.8 million decreased 20.4% compared to $134.3 million. The operating loss was $0.6 million compared to operating earnings of $12.6 million. The net earnings of $0.1 million compares to net earnings of $6.7 million, which included $0.4 million of earnings from discontinued operations.

In the first quarter 2009, basic and diluted net loss per share of class A and B common stock were $0.01 for both. This compared to net earnings per share of $0.11 for both in 2008. Basic and diluted loss per share of class A and B common stock from continuing operations were $0.01 for both compared to earnings per share of $0.10 for both. Basic and diluted earnings per share of class A and B common stock from discontinued operations were $0.00 for both compared to $0.01 for both.

Operating margin was (0.6)% compared to 9.4%. EBITDA (net earnings (loss) excluding the gain/loss from discontinued operations, net; total other expense, net; provision (benefit) for income taxes; depreciation; amortization; and, if any, non-cash impairment charges) of $6.5 million decreased 67.2% compared to $19.9 million.

Consolidated and Segment Results

The following table presents our total revenue and operating earnings (loss) by segment for the first quarter of 2009 and the first quarter of 2008:

	2009	2008	% Change

Revenue:
Publishing	$48.1	$60.7	(20.7)%
Broadcasting	39.2	49.4	(20.5)
Printing services	14.3	16.5	(13.5)
Other	5.2	7.7	(32.5)
Total revenue	$106.8	$134.3	(20.4)%

Operating earnings (loss):
Publishing	$(1.6)	$4.3	n/a
Broadcasting	0.9	7.1	(88.0)
Printing services	--	0.8	(97.4)
Other	0.1	0.4	(76.0)
Total operating earnings (loss)	$(0.6)	$12.6	n/a

Overall, total operating expenses of $107.5 million decreased 11.7% compared to $121.7 million, primarily driven by workforce reduction initiatives in 2008 and early 2009 and reduced expenses related to revenue declines. Several other cost reduction initiatives were implemented during the first quarter of 2009. In February, the Company’s matching contribution on its 401(k) Plan was suspended. In March, the Board of Directors approved amendments to the Company’s Pension, 401(k) and Supplemental Benefit Plans to suspend the accrual of retirement benefits for all active employees for 18 months beginning July 1, 2009. These initiatives alone reduced expenses in the first quarter by $0.9 million. Additionally, in April, a 6% employee wage reduction program was announced for the remainder of the year. The aggregate cost reduction of these additional initiatives for 2009 is approximately $8 million.

Publishing

For the first quarter, publishing revenue decreased 20.7% to $48.1 million compared to $60.7 million, largely due to continued weakness in the classified and retail advertising categories. Operating loss from publishing was $1.6 million compared to operating earnings of $4.3 million.

Revenue at the daily newspaper for the first quarter decreased 23.3% to $39.6 million compared to $51.6 million. Classified advertising revenue decreased 53.7% largely due to decreases in the employment, automotive and real estate advertising categories while retail advertising revenue decreased 24.1%. Interactive advertising revenue at the daily newspaper decreased 45.3% to $1.9 million compared to $3.6 million, primarily due to a decline in automotive and employment online classified advertising. Revenue from automotive online classifieds was negatively impacted by Journal Sentinel’s transition to the recent partnership with CarSoup.com. Operating loss from the daily newspaper was $0.9 million compared to operating earnings of $4.6 million. Daily newspaper operating expenses are down 13.8% primarily due to the reduction in payroll related costs and other cost reduction initiatives.

Community newspapers and shoppers revenue for the first quarter decreased 6.4% to $8.5 million compared to $9.1 million. The decrease was primarily due to declines in automotive and real estate retail advertising revenue and was partially offset by $1.2 million in revenue from recent acquisitions. Operating loss from community newspapers and shoppers was $0.7 million compared to an operating loss of $0.3 million. Operating expenses are down 2.0% primarily due to cost savings from workforce reduction initiatives partially offset by expenses relating to acquisitions during 2008.

Broadcasting

For the first quarter, broadcasting revenue decreased 20.5% to $39.2 million compared to $49.4 million led by decreases in local advertising revenue of 18.3% and national advertising revenue of 27.3%. Total broadcast political and issue advertising revenue was $0.1 million compared to $1.9 million. Retransmission revenue was $1.3 million compared to $0.3 million. Broadcasting operating earnings of $0.9 million decreased 88.0% compared to $7.1 million.

Revenue from television stations for the first quarter decreased 19.8% to $26.0 million compared to $32.4 million. Television political and issue advertising revenue was essentially zero compared to $1.7 million. Operating earnings from television stations of $0.1 million decreased 98.1% compared to $3.6 million. Television operating expenses (including KWBA-TV that was acquired in July 2008) are down 9.9% compared to last year primarily due to the reduction in payroll related costs.

For the first quarter, revenue from radio stations of $13.2 million was down 21.9% compared to $17.0 million. Operating earnings from radio stations of $0.8 million decreased 77.5% compared to $3.5 million, largely reflecting the declines in revenue partially offset by a 7.5% decrease in radio operating expenses primarily due to the reduction in payroll related costs.

Printing Services

For the first quarter, revenue from printing services decreased 13.5% to $14.3 million compared to $16.5 million due to a decline in printing business from original equipment manufacturers and computer-related customers. Operating earnings from printing services decreased 97.4% to $20,000 compared to $0.8 million, primarily due to the decline in revenue, partially offset by employee related cost reduction initiatives and production efficiencies.

Other (Direct Marketing and Corporate)

For the first quarter, revenue for “Other” of $5.2 million decreased 32.5% compared to revenue of $7.7 million due to a decrease in revenue at our mailing services business. “Other” operating earnings of $0.1 million decreased 76.0% compared to $0.4 million.

Discontinued Operations

There were no results from discontinued operations in the first quarter 2009. For the first quarter 2008, the earnings from the discontinued operations of NorthStar Print Group were $0.4 million.

Non-Operating Items

For the first quarter, other expense, which primarily consists of interest expense, was $0.8 million compared to $2.3 million. Interest expense decreased due to a decline in the interest rate on our borrowings.

The first quarter effective tax benefit rate was favorably impacted by a settlement reached on an income and franchise tax audit assessment issued by the Wisconsin Department of Revenue.

Debt and Cash Flows

At the end of the first quarter, our debt of $200.3 million represented 2.9 times the trailing four quarters of EBITDA. From the end of 2008, debt was reduced by $14.8 million. Cash from operating activities was $17.2 million compared to $10.6 million, an increase of $6.6 million primarily due to cash provided by changes in working capital. Capital expenditures were $2.2 million compared to $3.2 million. There were no share repurchases in the first quarter of 2009 compared to $30.7 million.

Second Quarter 2009 Outlook

For the second quarter of 2009, the Company currently anticipates that its publishing, television and radio revenues will be down compared to the prior year period, reflecting continued challenges across nearly all of its businesses.

Conference Call and Webcast

The company will hold an earnings conference call today at 10:00 a.m. Central Time (11:00 a.m. ET, 8:00 a.m. PT). To access the call, dial (888) 679-8034 (domestic) or (617) 213-4847 (international) at least 10 minutes prior to the scheduled start of the call. The access code for the conference call is 37050227. A live webcast of the first quarter conference call will be accessible through the Journal Communications’ website at www.journalcommunications.com/investors, also beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through May 6, 2009. Replays of the conference call will be available April 22 through April 24. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 32825568. Pre-registration for the conference call is now available at www.journalcommunications.com/investors.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in publishing, radio and television broadcasting, interactive media and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and more than 50 community newspapers and shoppers in Wisconsin and Florida. We own and operate 35 radio stations and 12 television stations in 12 states and operate an additional television station under a local marketing agreement. Our interactive media assets include about 120 online enterprises that are associated with our daily and community newspapers and television and radio stations. We also provide a wide range of commercial printing services – including printing of publications, professional journals and documentation material – and operate a direct marketing services business.

Tables Follow

Journal Communications, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	First Quarter (A)
	2009	2008	% Change

Revenue:
Publishing	$ 48,124	$ 60,715	(20.7)
Broadcasting	39,215	49,339	(20.5)
Printing services	14,295	16,521	(13.5)
Other	5,191	7,690	(32.5)
Total revenue	106,825	134,265	(20.4)

Operating costs and expenses:
Publishing	30,868	33,757	(8.6)
Broadcasting	22,417	24,049	(6.8)
Printing services	12,427	13,759	(9.7)
Other	4,498	6,346	(29.1)
Total operating costs and expenses	70,210	77,911	(9.9)

Selling and administrative expenses	37,259	43,766	(14.9)
Total operating costs and expenses
and selling and administrative
expenses	107,469	121,677	(11.7)

Operating earnings (loss)	(644)	12,588	N/A

Other income and (expense):
Interest income	-	1
Interest expense	(812)	(2,269)
Total other income and (expense)	(812)	(2,268)	(64.2)

Earnings (loss) from continuing operations before income taxes	(1,456)	10,320	N/A

Provision (benefit) for income taxes	(1,577)	4,030	N/A

Earnings from continuing operations	121	6,290	(98.1)

Gain from discontinued operations, net of tax	-	400	N/A

Net earnings	$ 121	$ 6,690	(98.2)

Weighted average number of shares-Class A and B common stock:
Basic	50,778,110	55,055,742
Diluted	50,778,110	55,057,943

Weighted average number of shares-Class C common stock	3,264,000	3,264,000

Earnings (loss) per share:
Basic - Class A and B common stock:
Continuing operations	$ (0.01)	$ 0.10
Discontinued operations	-	0.01
Net earnings (loss)	$ (0.01)	$ 0.11

Diluted - Class A and B common stock:
Continuing operations	$ (0.01)	$ 0.10
Discontinued operations	-	0.01
Net earnings (loss)	$ (0.01)	$ 0.11

Basic and diluted - Class C common stock:
Continuing operations	$ 0.14	$ 0.16
Discontinued operations	-	0.01
Net earnings	$ 0.14	$ 0.17

(A) 2009 first quarter: December 29, 2008 to March 29, 2009.
2008 first quarter: December 31, 2007 to March 30, 2008.

Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	First Quarter (A)
	2009	2008	% Change
Revenue
Publishing	$ 48,124	$ 60,715	(20.7)
Broadcasting	39,215	49,339	(20.5)
Printing services	14,295	16,521	(13.5)
Other	5,191	7,690	(32.5)
	$ 106,825	$ 134,265	(20.4)

Operating earnings (loss)
Publishing	$ (1,619)	$ 4,257	N/A
Broadcasting	854	7,132	(88.0)
Printing services	20	779	(97.4)
Other	101	420	(76.0)
	$ (644)	$ 12,588	N/A

Depreciation and amortization
Publishing	$ 3,052	$ 3,250	(6.1)
Broadcasting	3,355	3,321	1.0
Printing services	528	567	(6.9)
Other	253	216	17.1
	$ 7,188	$ 7,354	(2.3)

(A) 2009 first quarter: December 29, 2008 to March 29, 2009.
2008 first quarter: December 31, 2007 to March 30, 2008.

Journal Communications, Inc.
Publishing and Broadcasting Segment Information (unaudited)
(dollars in thousands)

	First Quarter of 2009 (A)			First Quarter of 2008 (B)

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total

Advertising revenue:
Retail	$ 15,150	$ 5,869	$ 21,019	$ 19,966	$ 6,656	$ 26,622	(24.1)	(11.8)	(21.0)
Classified	5,696	1,160	6,856	12,290	1,205	13,495	(53.7)	(3.7)	(49.2)
National	1,392	--	1,392	2,006	--	2,006	(30.6)	N/A	(30.6)
Direct Marketing	337	--	337	779	--	779	(56.7)	N/A	(56.7)
Other	--	83	83	--	112	112	N/A	(25.9)	(25.9)
Total advertising revenue	22,575	7,112	29,687	35,041	7,973	43,014	(35.6)	(10.8)	(31.0)
Circulation revenue	12,571	500	13,071	12,308	261	12,569	2.1	91.6	4.0
Other revenue	4,482	884	5,366	4,290	842	5,132	4.5	5.0	4.6
Total revenue	$ 39,628	$ 8,496	$ 48,124	$ 51,639	$ 9,076	$ 60,715	(23.3)	(6.4)	(20.7)

Operating earnings (loss)	$ (937)	$ (682)	$ (1,619)	$ 4,551	$ (294)	$ 4,257	N/A	N/A	N/A

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 25,984	$ 13,231	$ 39,215	$ 32,389	$ 16,950	$ 49,339	(19.8)	(21.9)	(20.5)

Operating earnings	$ 69	$ 785	$ 854	$ 3,641	$ 3,491	$ 7,132	(98.1)	(77.5)	(88.0)

(A) 2009 first quarter: December 29, 2008 to March 29, 2009.
(B) 2008 first quarter: December 31, 2007 to March 30, 2008.

NOTE:

Publishing and broadcasting segment information is provided to facilitate comparison of our publishing and broadcasting segments results with those of other publishing and broadcasting companies and is not representative of the overall business of Journal Communications or its operating results.

Journal Communications, Inc.
Reconciliation of consolidated net earnings to consolidated EBITDA (unaudited)
(dollars in thousands)

	First Quarter (A)
	2009	2008

Net earnings	$ 121	$ 6,690
Gain from discontinued operations, net	-	(400)
Provision (benefit) for income taxes	(1,577)	4,030
Total other expense, net	812	2,268
Depreciation	6,697	6,862
Amortization	491	492
EBITDA	$ 6,544	$ 19,942

(A) 2009 first quarter: December 29, 2008 to March 29, 2009.
2008 first quarter: December 31, 2007 to March 30, 2008.

We define EBITDA as net earnings (loss) excluding gain/loss from discontinued operations, net, provision (benefit) for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation, amortization and, if any, non-cash impairment charges. Our management uses EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

Journal Communications, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)

	March 29, 2009 (unaudited)	December 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$ 2,961	$ 4,040
Receivables, net	69,823	79,418
Inventories, net	4,465	5,935
Prepaid expenses and other current assets	17,104	15,560
Deferred income taxes	4,737	4,869
Total current assets	99,090	109,822
Property and equipment, net	216,664	221,158
Goodwill	4,285	4,285
Broadcast licenses	101,120	101,120
Other intangible assets, net	26,320	26,706
Deferred income taxes	61,454	64,420
Other assets	3,819	15,088
Total assets	$ 512,752	$ 542,599

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 25,533	$ 26,929
Accrued compensation	10,160	15,046
Accrued employee benefits	6,638	7,214
Deferred revenue	15,386	15,001
Accrued income taxes	293	43
Other current liabilities	5,451	6,668
Current portion of long-term liabilities	10,199	10,610
Total current liabilities	73,660	81,511
Accrued employee benefits	61,726	64,620
Long-term notes payable to banks	200,310	215,090
Other long-term liabilities	8,385	13,316
Shareholders' equity	168,671	168,062
Total liabilities and shareholders' equity	$ 512,752	$ 542,599

CONTACT:
Journal Communications, Inc.
Andre Fernandez
Executive Vice President, Finance & Strategy
and Chief Financial Officer
414-224-2884